UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2013

HARBINGER GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

1-4219	74-1339132
(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 30th Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 906-8555

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On July 18, 2013, Harbinger Group Inc. (“HGI”) announced that it proposed to offer $150 million aggregate principal amount of 7.875% senior secured notes due 2019 (the “Notes Offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”), and to certain persons in offshore transactions in accordance with Regulation S under the Act (such persons, the “Prospective Notes Purchasers”).

A copy of the press release announcing the Notes Offering is furnished with this report as Exhibit 99.1 and is incorporated herein by reference.

In connection with the Notes Offering, HGI is providing the Prospective Notes Purchasers with certain unaudited pro forma financial statements of HGI, furnished with this report as Exhibit 99.2, which assumes the completion of the Notes Offering.

This report does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offering, solicitation or sale would be unlawful.

This information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of HGI’s filings under the Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

In addition, HGI is also providing the Prospective Notes Purchasers with the following information with respect to the properties owned by HGI’s oil and gas joint venture (the “Partnership Properties”) and Fidelity & Guaranty Life Holdings, Inc.’s (“FGL”) statutory capital:

Description of Partnership Properties

As of March 31, 2013, the Partnership Properties have estimated proved reserves of 515 billions of cubic feet equivalent, of which approximately 95% of total proved reserves are classified as proved and developed. Approximately 82.5% of these proved reserves are gas; approximately 6.8% of these proved reserves are oil; and approximately 10.7% of these proved reserves are natural gas liquids. The assets include more than 1,400 producing wells and approximately 155,600 net mineral leasehold acres, of which approximately 96% are held by production.

Partnership Properties Oil and Natural Gas Reserves

The following table summarizes proved reserves of the Partnership Properties as of March 31, 2013.

Oil (Mbbls)
Developed	4,148.933
Undeveloped	1,195.182

Total	5,801.819
Natural Gas (Mmcf)
Developed	357,543.719
Undeveloped	8,150.662

Total	425,139.745
Natural Gas Equivalent Reserves (MBBL)
Developed	6,426.826
Undeveloped	1,774.007

Total	9,216.126

These estimates were calculated using unweighted average prices for the first day of each month for April 2012 through March 2013 of $2.95 per MCF of natural gas and $92.63 per barrel of crude oil. For NGL, income from the sale was estimated using actual prices received for an average price of $44.40 per barrel.

FGL Statutory Capital

As of March 31, 2013, FGL, in which we maintain 100% ownership, had approximately $1.1 billion of statutory capital.

Forward Looking Statements

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Some of the statements contained in this report and certain oral statements made by our representatives from time to time regarding the matters discussed herein, including the commencement or completion of the Notes Offering, are or may be forward-looking statements. Such forward-looking statements are based upon management’s current expectations that are subject to risks and uncertainties that could cause actual results, events and developments to differ materially from those set forth in or implied by such forward-looking statements. These statements and other forward-looking statements made from time-to-time by HGI and its representatives are based upon certain assumptions and describe future plans, strategies and expectations of HGI, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may” or similar expressions. Factors that could cause actual results, events and developments to differ include, without limitation, the ability of HGI’s subsidiaries (including, target businesses following their acquisition) to generate sufficient net income and cash flows to make upstream cash distributions, capital market conditions, HGI and its subsidiaries ability to identify any suitable future acquisition opportunities, efficiencies/cost avoidance, cost savings, income and margins, growth, economies of scale, combined operations, future economic performance, conditions to, and the timetable for, completing the integration of financial reporting of acquired or target businesses with HGI or HGI subsidiaries, completing future acquisitions and dispositions, litigation, potential and contingent liabilities, management’s plans, changes in regulations, taxes and the risks that may affect the performance of the operating subsidiaries of HGI and those factors listed under the caption “Risk Factors” in HGI’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, filed with the Securities and Exchange Commission. All forward-looking statements described herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. HGI does not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operation results.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release

99.2	Unaudited Pro Forma Condensed Combined Financial Statements of Harbinger Group Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBINGER GROUP INC.

Date: July 18, 2013	By:	/s/ Thomas A. Williams
	Name:	Thomas A. Williams
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release

99.2	Unaudited Pro Forma Condensed Combined Financial Statements of Harbinger Group Inc.